Exhibit 10.5

AGREEMENT TO CONVERT DEBT

This Agreement to Convert Debt (the “Agreement”) is made on this 23rd day of June 2008 by and between Christopher R. Williams (the “Lender”) and National Lampoon, Inc. (the “Company”).

RECITALS

A.           As of June 23, 2008, the Company owes the Lender $92,553.88 in loans, representing $83,333.33 in principal amount and $9,220.55 in accrued interest (the “Loans”).

B.           At the request of the Company, the Lender has agreed to accept payment of the Loans in accordance with the terms of this Agreement.

Now, therefore, the parties agree as follows:

AGREEMENT

1.           Issuance of Securities to Lender.  The Lender shall be entitled to choose one of the following methods of payment as full satisfaction of the Loans:

(i) the Company will credit the amount of the Loans toward the exercise of some or all of the warrants the Lender  received in connection with his purchase of the Company’s Series B Convertible Preferred Stock and Series C Convertible Preferred Stock; or

(ii) the Company will pay the Loans with shares of the Company’s common stock; or

(iii) the Lender may, by written instruction to the Company, choose a combination of (i) and (ii).

The per share value of the common stock used to compute the number of shares to be issued in the event that the Lender chooses to accept shares of the Company’s common stock as full or partial payment of the Loans will be the last sale price of the common stock on the trading day preceding the date of the Lender’s instruction to the Company.

2.           Exercise of Right to Choose Payment Option.  The Company agrees that the Lender may exercise his rights from time-to-time under this Agreement until the Loans have been paid in full in accordance with paragraph 1 above, provided, however, that the Lender must exercise all of his rights under this Agreement no later than July 31, 2008.

3.           Relinquishment of Right to Receive Cash.  By executing this Agreement, the Lender agrees that he shall have no further right to demand payment of the Loans with cash.  If the Lender fails or refuses to exercise his rights under this Agreement by the close of business on July 31, 2008, then the Company will pay the Loans (or the balance of the Loans remaining unpaid) by issuing shares of its common stock in accordance with paragraph 1(ii) above.

4.           Miscellaneous.

(a)           Cooperation.  Subsequent to the payments contemplated herein, the Lender and the Company agree, without further consideration, to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

(b)           Entire Agreement/No Collateral Representations.  The Lender and the Company expressly acknowledge and agree that this Agreement:  (1) is the final, complete and exclusive statement of the agreement of each of them with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written (collectively and severally, the “prior agreements”), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements.

(c)           Amendment; Waiver; Forbearance.  Except as expressly provided otherwise herein, neither this Agreement nor any of the terms, provisions, obligations or rights contained herein, may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement.  Except to the extent that the party or parties claimed to have given or consented to a waiver may have otherwise agreed in writing, no such waiver shall be deemed a waiver or relinquishment of any other term, provision, agreement, act, obligation or right granted under this Agreement.

(d)           Severability.   If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event:  (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (2) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

(e)           Parties in Interest.  Notwithstanding anything else to the contrary herein, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns, if any.

(f)           Enforcement.  This Agreement shall be construed and enforced in accordance with the laws of the State of California.

(g)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto.  Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

WHEREFORE, the Lender and the Company have executed this Agreement in the City of Los Angeles, County of Los Angeles, State of California, on the Effective Date.

“Lender”

Christopher R. Williams

“Company”

National Lampoon, Inc.

By: /s/ Daniel S. Laikin
Daniel S. Laikin, Chief Executive Officer